Exhibit 23









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File Numbers 33-65912 and 33-33550) and Forms S-3 (File Numbers 33-69974, 33-52463, 33-63539 and 333-1669).


                                             /s/ Arthur Anderson LLP
Phoenix, Arizona,
August 16, 1996.